UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 26, 2007

PREMIER WEALTH MANAGEMENT, INC.
(Exact name of Registrant as specified in its charter)

Delaware	333-104631	43-1988542
(State or incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5 Them. Dervis Street, 3rd Floor, CY-1066 Nicosia, Cyprus
(Address of principal executive offices)

011-352 2630 1540
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 26, 2007 the Company received notification from the OTC Bulletin Board (the “Notification”) that a determination has been made that the Company had been delinquent in filing a periodic report three times during a 24-month period, as a result of the filing of its Form 10-QSB for the period ended September 30, 2007, after hours on November 19, 2007 resulting in an effective filing date of November 20, 2007. Accordingly, the Panel has determined that the Company’s securities are not eligible for continued quotation on the OTC Bulletin Board and that all quotations of the Company’s securities on the OTC Bulletin Board will be deleted effective with the open of business on Friday, December 28, 2007. The Company’s common stock will not be eligible for quotation on the OTC Bulletin Board for a period of one year.

The Company anticipates that its Common Stock will be traded on the “Pink Sheets” under the symbol PWMG.PK.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 27, 2007	PREMIER WEALTH MANAGEMENT, INC.
(Registrant)

By: /s/ Nigel Gregg
Nigel Gregg
Chief Executive Officer